QCR HOLDINGS, INC.

a relationship driven organization®

Annual Meeting of Stockholders
May 13, 2016
Financial Overview

Douglas M. Hultquist, CEO
Todd A. Gipple, COO/CFO

Earnings History

QCR HOLDINGS, INC.
a relationship driven organization™

	Reported 12/31/10	Reported 12/31/11	Reported 12/31/12	Reported 12/31/13	Reported 12/31/14	Reported 12/31/15	Core 12/31/15
Net Income	$2.5	$4.4	$9.1	$11.8	$13.9	$16.9	$20.9
Net Interest Margin (%)	2.92%	3.08%	3.14%	3.03%	3.15%	3.37%	3.37%
Return on Assets (%)	0.36%	0.51%	0.62%	0.64%	0.61%	0.66%	0.82%

($ millions)

Earnings History

QCR HOLDINGS, INC.
a relationship driven organization™

	1st Quarter 2015	1st Quarter 2016
Net Income	$4.2	$6.4
Net Interest Margin (%)	3.25%	3.59%
Return on Assets (%)	0.67%	0.98%

($ millions)

Stock Price Performance

QCR
HOLDINGS, INC.
a relationship driven organization™



$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$9.10
$13.22
$17.03
$17.86
$24.29
$25.77
12/31/11
12/31/12
12/31/13
12/31/14
12/31/15
4/30/16

Total Shareholder Return – Average Annual Return on Investment

QCR HOLDINGS, INC.
a relationship driven organization™


10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Shareholder Return
8.64%
9.37%
2.33%
*Oct 93
**Sep 01
***Dec 04
Offerings

Calculated on 5/9/16 - Closing Stock price = $26.23

*IPO of $14M in Common Stock at $10 per share (split adjusted = $4.44 per share today).

**Private Placement of $5M in Common Stock at $11 per share (split adjusted = $7.33 per share today).

***Private Placement of $5M in Common Stock at $19.50 per share.

Strategic Plan

QCR Holdings, Inc.
a relationship driven organization™

We have 2 main goals in our strategic plan that we believe will continue to drive shareholder value:

1. Create a culture of high performance
2. Perform in the top quartile of our peers by 2020

7 Initiatives

QCR Holdings, Inc.
a relationship driven organization™

QCR Holdings, Inc. has seven stated initiatives that will drive us to the top quartile of our peers:

1. Grow loans and leases to between 70% and 75% of assets
2. Reduce wholesale funding to less than 15% of assets
3. Grow USDA/SBA loans & fee income on SWAPS to $4MM/year
4. Grow Wealth Management net income by 15% annually
5. Restrict noninterest expense growth to 2% or less per year
6. Reduce NPAs to better than peer levels targeting .5% of assets
7. Participate as an acquirer in the consolidation taking place in our markets

QCR HOLDINGS, INC.
a relationship driven organization™

Questions?

Thank you for your continued support!